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                                                                    Exhibit 23.2
                                                                    ------------

                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 9, 2000 included in Focal Communications Corporation's Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.


                                                             ARTHUR ANDERSEN LLP

Chicago, Illinois
September 18, 2000